Exhibit 10.35
FIRST AMENDMENT (THE “AMENDMENT”)
TO THE
EMPLOYMENT AGREEMENT (THE “AGREEMENT”)
BETWEEN
NORTH POINTE HOLDINGS CORPORATION (THE “COMPANY”)
AND
B. MATTHEW PETCOFF (THE “EXECUTIVE”)
     The Company and the Executive are parties to the Agreement effective June 10, 2005. Effective January 1, 2007, sections 7 and 8 of the Agreement are deleted in order to eliminate reimbursements for automobile allowance and country club dues, and replaced as follows:
“ 7. Reimbursement of Business Expenses. Entertainment of business associates benefits the Company and is an essential part of the Executive’s duties and responsibilities. The Company shall reimburse the Executive for all reasonable business expenses that he incurs in conducting the business of the Company. These amounts are to be considered expenditures by the Company for its benefit. The Executive must furnish to the Company adequate records and other documentary evidence required by federal and state tax statutes and regulations relating to the substantiation of these expenditures as an income tax deduction. Notwithstanding any other provisions in this Agreement, if any of these expenditures are not a proper income tax deduction to the Company as a business expense, the cost of the items shall be deemed additional compensation under this Agreement and shall not reduce any other salary or bonus payment to the Executive.”
“ 8. Other Benefits. The Company will reimburse the Executive for the following business expenses, which will not be considered taxable compensation to the Executive, but rather expenditures by the Company for its benefit: (a) the Executive will be reimbursed for reasonable expenditures for travel to seminars, board meetings, conventions and other similar events, and related expenditures (b) the Company will reimburse the Executive for all fees and dues related to membership in professional organizations and all reasonable expenses related to these memberships. Notwithstanding any other provisions in this Agreement, if any of these expenditures are not a proper income tax deduction to the Company as a business expense, the cost of the items shall be deemed additional compensation under this Agreement and shall not reduce any other salary or bonus payment to the Executive.”
All other terms and conditions of the Agreement remain valid and binding on the parties.
     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

“Company”

NORTH POINTE HOLDINGS
CORPORATION, a Michigan corporation

By:
BRIAN J. RONEY

Its:	Chief Financial Officer

“Executive”

By:
B. MATTHEW PETCOFF

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